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                               EXHIBIT 23.1(d)



                CONSENT OF INDEPENDENT PETROLEUM CONSULTANT


          I consent to the use, in the Securities and Exchange Commission Form 10-KSB (the "10-KSB") for the fiscal year ended December 31, 1997 of Energy Search, Incorporated (the "Company") of our report dated March 4, 1998 on the oil and gas reserves of the Company as of January 1, 1998. I also consent to the reference in the 10-KSB to Wright & Company, Inc. as experts in oil and gas analysis.



WRIGHT & COMPANY, INC.

By: /S/ D. RANDALL WRIGHT
      D. Randall Wright, President


March 26, 1998
Brentwood, TN